MODIFICATION AGREEMENT
                             ----------------------

     This MODIFICATION AGREEMENT (the "Modification Agreement") is effective as of _______________, 2001, by and between eAUTOCLAIMS.COM, INC., a Nevada corporation ("eAutoclaims"), CANADIAN ADVANTAGE LIMITED PARTNERSHIP and ADVANTAGE (BERMUDA) FUND, LTD. (collectively "CALP"), GOVERNORS ROAD, LLC, ("Governors Road, and together with CALP, the "Purchasers"), and THOMSON KERNAGHAN & CO., LTD., a corporation organized under the laws of Ontario, Canada ("Agent"). eAutoclaims, Agent and Purchasers are herein collectively called the "Parties".

                                R E C I T A L S:

         WHEREAS, eAutoclaims and Agent entered into that certain Securities Purchase Agreement dated as of June 27, 2000 (the "Purchase Agreement"); and

         WHEREAS, eAutoclaims and Agent entered into that certain Security Agreement dated as of August 25, 2000 (the "Security Agreement"); and

         WHEREAS, in accordance with the terms set forth in the Purchase Agreement, eAutoclaims has issued shares of its Series A Convertible Preferred Stock ("Preferred Stock") and Purchasers' Warrants ("Purchaser Warrants") to each Purchaser upon each funding under the Purchase Agreement; and

         WHEREAS, as further required under the Purchase Agreement, eAutoclaims and Agent entered into a Registration Rights Agreement dated as of August 25, 2000 pursuant to which eAutoclaims is obligated to register shares of its $.001 par value common stock underlying the Preferred Stock, the Purchaser Warrants, and the hereinafter described Agent's Warrants ("Registration Agreement"); and

         WHEREAS, in consideration for services performed by the Agent under the Purchase Agreement, eAutoclaims issued Agent's Warrants to the Agent ("Agent Warrants"); and

         WHEREAS, eAutoclaims filed a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission to register Units comprised of shares of its common stock and redeemable common stock purchase warrants ("Units"), File No. 333-55664, which registration has been withdrawn due to market conditions; and

         WHEREAS, the Parties desire to amend certain terms of the Purchase Agreement, the Security Agreement, the Registration Agreement, the Purchaser Warrants, and the Agent Warrants (such agreements are collectively referred to as the "Preferred Stock Agreements"); and

         WHEREAS, the Parties previously entered into that certain Master Modification Agreement effective January 12, 2001, and a Letter Agreement effective April 27, 2001 and a Restated Master Modification Agreement and Addendum thereto effective May, 2001, which modified in certain respects the Preferred Stock Agreements; and

         WHEREAS, the purpose of this Modification  Agreement is to set forth in
one  document  the  current   arrangements  and   understandings  by  and  among
eAutoclaims, the Agent and Purchasers as it relates to the Preferred Stock; and

         WHEREAS, the Parties desire to set forth their agreements with respect to the modification of certain provisions included in the Preferred Stock Agreements.

                              A G R E E M E N T S:
                              --------------------

         NOW,  THEREFORE,  in  consideration of the foregoing and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Parties hereby agree as follows:

     1. Termination of Lock-Up Letter. Because the Registration Statement referred to in the recitals was withdrawn, any prior lock-up agreements are terminated and are of no further force and effect.

     2. Satisfaction of Penalty Provisions of Registration Rights Agreement. The Purchasers and Agent acknowledge that eAutoclaims has issued 344,500 shares of its Common Stock in complete and total satisfaction of any penalty provisions set forth in Article 2 of the Registration Rights Agreement for failure to register underlying shares on a timely basis.

     3. Conversion Price. The conversion price and formulas set forth in paragraph 4(b) of the Restated Master Modification Agreement effective as of May, 2001, shall remain in full force and effect as follows:

          (a) Section 5(b)(ii) shall be revised to indicate that through June 30, 2001 each share of Preferred Stock may be converted into 6,667 shares of fully paid and non-assessable shares of common stock. If the currently pending Registration Statement is not declared effective by June 30, 2001, the conversion price shall equal the lesser of (i) sixty-two and one-half cents ($0.625) or
               (ii) seventy-five percent (75%) of the average of the closing bid prices for the common stock for the three (3) lowest trading days out of the twenty (20) consecutive trading days immediately preceding the date of conversion, as reported on the National Association of Security Dealers OTC Bulletin Board Market (or such other National Securities Exchange or market on which the common stock may trade at such time).

     4. Conversion Limit. The provisions of Section 14 of the Restated Master Modification Agreement effective May, 2001, shall remain in full force and effect such that the Purchasers and Agent shall not convert any Preferred Stock or exercise any Warrants if the effect of the conversion or exercise increases the beneficial ownership of such party in eAutoclaims securities greater than 4.9% (this is a decrease from the 9.9%). All remaining shares of Preferred Stock will be converted at such time as the total amount of outstanding Preferred Stock is less than $250,000 (i.e., 50 shares). Likewise, the Purchasers and Agent cannot acquire any additional shares of our Common Stock in the open market, such a purchase would increase such entity's beneficial ownership position above 4.9%.


     5. Consent to Withdrawal of Registration Statement. The Purchasers and Agent consent to the actions taken by eAutoclaims in withdrawing the above referenced Registration Statement, which included registration of eAutoclaims Common Stock underlying the conversion rights of the Preferred Stock and exercise provisions of the Purchasers' Warrants and Agent Warrants. eAutoclaims agrees that the piggyback registration rights granted in the Registration Rights

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

Agreement shall remain in full force and effect and that the Purchasers and Agent shall maintain their demand registration rights upon 60 days notice to eAutoclaims, signed by the holders of a majority of the outstanding shares of the Preferred Stock.

     6. Agent's Exclusive Right to Future Equity Line Financing Agreement. eAutoclaims agrees that the Agent shall have the exclusive right as the financing source for any future equity line of credit for similar arrangements based upon current agreed upon terms summarized on Exhibit "C" to the Restated Master Modification Agreement through May 31, 2003.

     7. Extension of Automatic Conversion Date. The two (2) year automatic conversion date set forth in the original Certificate of Designation for the Series A Preferred Stock is extended to a three (3) year date provided that such conversion does not result in the Purchasers or their affiliates increasing their respective beneficial ownership in eAutoclaims common stock to greater than 4.9%. The automatic conversion date shall be extended without further action to successive annual anniversary dates until such time as conversion would not increase beneficial ownership above 4.9%. At such time as conversion would not result in beneficial ownership exceeding 4.9% all Series A Preferred Stock shall be automatically converted.

     8. Conforming Amendments. Upon amendment of the Preferred Stock Agreements according to the preceding provisions of this Modification Agreement, any other provision of any Preferred Stock Agreement that conflicts with the terms of this Modification Agreement shall be deemed to be modified or amended to be consistent with the terms hereof. All other provisions of the Preferred Stock Agreements shall remain in full force and effect and are unmodified hereby. eAutoclaims covenants to make a timely filing of the Certificate of Designation for the Preferred Stock to reflect the provisions of the Modification Agreement.

     9 Successors, Assigns and Affiliates. The terms and conditions of this Modification Agreement shall apply to successors and assigns of the parties. The provisions of this Modification Agreement, including but not limited to the 4.9% beneficial ownership conversion limitation in Sections 4 and 7 shall apply to affiliates of the Purchasers, including but not limited to, Dominion Capital, Ltd., Southshore Capital Fund, Southridge Capital Management, LLC and Sovereign Partners, LLC.

     10. Release by eAutoclaims. eAutoclaims, as well as its successors and assigns (the collectively, the "Releasing Parties"), hereby forever releases and discharges the Purchasers, Southridge Capital Management, LLC and Agent as well as their officers, directors, members, partners, attorneys, employees, agents, managers, representatives, successors and assigns, in both their individual and representation capacities (collectively, the "Released Parties"), from any and all actions, causes of action, obligations, bad faith claims, costs, expenses, attorney's fees, damages, claims, liabilities and demands of whatsoever character, nature and kind, whether in contract or tort, known or unknown, suspected or unsuspected, which the Releasing Parties now may own or hold, against the Released Parties, directly or indirectly, deriving from, related to, connected with or incidental to the execution and performance of this Modification Agreement and the Preferred Stock Agreements.

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

         IN WITNESS WHEREOF, the parties below have executed this Modification Agreement, effective as of the date first set forth above.

                           eAUTOCLAIMS, INC.


                           By:
                              --------------------------------------------------
                                      Eric Seidel, President

                           THOMSON KERNAGHAN & CO., INC.


                           By:
                              --------------------------------------------------
                                      Gregg Badger
                                      Senior Vice President


                           CALP II, LP, which holds for
                           CANADIAN ADVANTAGE LIMITED PARTNERSHIP as to 73% and ADVANTAGE (BERMUDA) FUND LTD.
                           as to 27%


                           By:
                              --------------------------------------------------
                                      Mark Valentine
                                      President - General Partner


                           DOMINION CAPITAL, LTD.


                           By:
                              --------------------------------------------------
                           As:
                              --------------------------------------------------


                           SOUTHSHORE CAPITAL FUND


                           By:
                              --------------------------------------------------
                           As:
                              --------------------------------------------------


                           SOUTHRIDGE CAPITAL MANAGEMENT, LLC


                           By:
                              --------------------------------------------------
                           As:
                              --------------------------------------------------


                           SOVEREIGN PARTNERS, LLC

                           By:
                              --------------------------------------------------
                           As:
                              --------------------------------------------------


                           GOVERNORS ROAD, LLC


                           By:
                              --------------------------------------------------
                           As:
                              --------------------------------------------------


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